As filed with the Securities and Exchange Commission on August 5, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XM Satellite Radio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1500 Eckington Place, NE

Washington, DC 20002

(202) 380-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph M. Titlebaum

Executive Vice President, General Counsel and Secretary

XM Satellite Radio Holdings Inc.

1500 Eckington Place, NE

Washington, DC 20002

(202) 380-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Kaufman, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)		Amount Of Registration Fee
Class A Common Stock, par value $.01 per share (1)	5,500,000	(1)	$34.62	(3)	$190,410,000	(3)	$22,412	(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of the Class A common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors of the registrant while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional shares of Class A common stock.
(2)	Common stock includes associated rights to purchase shares of the registrant’s Series D Junior Participating Preferred Stock. Until the occurrence of certain prescribed events, none of which have occurred, the rights are not exercisable, are evidenced by the certificates representing the Class A common stock, and will be transferred along with and only with the Class A common stock.
(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices of the registrant’s Class A common stock on the Nasdaq National Market on August 4, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is unlawful.

Subject to Completion, dated August 5, 2005

PROSPECTUS

XM Satellite Radio Holdings Inc.

5,500,000 shares of Class A Common Stock

Corporate Headquarters:

1500 Eckington Place, N.E.

Washington, D.C. 20002

(202)380-4000

On July 7, 2005, we entered into an agreement to issue 5.5 million shares of our Class A common stock for all of the issued and outstanding stock and notes of WCS Wireless, Inc. in a transaction exempt from registration under the Securities Act of 1933, as amended. The principal assets of WCS Wireless are wireless spectrum licenses in geographic areas covering certain metropolitan markets in the United States. We expect to close the transaction before the end of 2005, subject to necessary government approvals. We agreed to register the 5.5 million shares of Class A common stock for resale by the WCS Wireless stockholders and noteholders.

Our Class A common stock is listed on the Nasdaq National Market under the symbol “XMSR.” On August 4, 2005, the last reported sale price of our Class A common stock was $34.51.

Investing in the Class A common stock involves risks. See “ Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer shares of our Class A common stock owned by them. Each time the selling securityholders offer our Class A common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” for more information.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any documents incorporated by reference in this prospectus is accurate only as of the date on the front cover of the applicable document or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, in this prospectus, “XM,” “we,” “us” and “our” refer to XM Satellite Radio Holdings Inc. and its subsidiaries.

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SUMMARY

Our Business

We are America’s leading satellite radio service company, providing music, entertainment and information programming for reception by vehicle, home and portable radios nationwide and over the internet for a monthly subscription fee to over 4.4 million subscribers as of June 30, 2005. We believe XM Radio appeals to consumers because of our innovative and diverse programming, nationwide coverage, commercial-free music channels and digital sound quality.

Our executive offices are at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our web site is not, and should not be deemed to be, part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in XM Satellite Radio Holdings Inc. described in our Current Report on Form 8-K, filed with the SEC on August 5, 2005, which is incorporated by reference in this prospectus, and those set forth following this paragraph. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Future issuances of our Class A common stock could lower our stock price and impair our ability to raise funds in new stock offerings.

We have issued and outstanding securities exercisable for or convertible into a significant number of shares of our Class A common stock, some of which accrue interest, which is convertible into Class A common stock, or give us the option to make interest or other payments in our Class A common stock or securities convertible into Class A common stock. The conversion or exercise of these existing securities could lead to a significant increase in the amount of Class A common stock outstanding. As of June 30, 2005, we had outstanding approximately 222 million shares of Class A common stock. On a pro forma basis as of June 30, 2005, if we issued all shares issuable upon conversion or exercise of outstanding securities, we would have had approximately 340 million shares of Class A common stock outstanding on that date. Issuances of a large number of shares could adversely affect the market price of our Class A common stock. Most of the shares of our Class A common stock that are not already publicly-traded, including those held by affiliates, have been registered by us for resale into the public market. The sale into the public market of a large number of privately-issued shares also could adversely affect the market price of our Class A common stock and could impair our ability to raise funds in additional stock offerings.

The market price of our securities could be hurt by substantial price and volume fluctuations.

Historically, securities prices and trading volumes for emerging companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their businesses or results of operations. This market volatility could depress the price of our securities without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts and investors. If this were to occur, the market price of our securities would likely significantly decrease.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made and incorporated by reference statements in this document that constitute “forward-looking statements” as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements.

Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, the following:

•	Our significant expenditures and losses;

•	The unproven market for our service;

•	The health or premature degradation of our satellites, possible failure of insurance to cover fully losses from satellite degradation or delay in receipt of insurance proceeds and resulting need for additional funding;

•	Potential need for additional financing; and

•	Our substantial indebtedness.

For a more detailed discussion of some of these factors, please read carefully the information under “Risk Factors” set forth in our Current Report on Form 8-K, filed with the SEC on August 5, 2005. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update or revise the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling securityholders of the shares of Class A common stock. We have paid or agreed to pay the expenses of registering the Class A common stock being offered by the selling securityholders pursuant to this prospectus.

SELLING SECURITYHOLDERS

The shares of Class A common stock that are being registered for resale under this prospectus were acquired by the selling securityholders from us pursuant to an agreement to acquire WCS Wireless, Inc.

Each of the selling securityholders may from time to time offer and sell pursuant to this prospectus the shares of Class A common stock set forth opposite its name in the table below. The following table sets forth the names of the selling securityholders and the following information as of                     , 2005:

•	the number of shares of Class A common stock beneficially owned by the selling securityholders;

•	the maximum number of shares that may be offered for sale by the selling securityholders under this prospectus;

•	the number of shares beneficially owned by the selling securityholders, assuming all such shares are sold; and

•	the percentage of our outstanding Class A common stock beneficially owned by the selling securityholders.

The selling securityholders may offer all, some or none of the Class A common stock shown in the table. Because the selling securityholders may offer all or some portion of the Class A common stock, we have assumed for purposes of completing the last column in the table that all shares of Class A common stock offered hereby will have been sold by the selling securityholders upon termination of sales pursuant to this prospectus. This table will be completed by the filing of a pre-effective amendment to the registration statement of which this prospectus is a part.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Offering	Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After Completion of the Offering	Percentage of Outstanding Class A Common Stock Beneficially Owned After Completion of the Offering (1)
Aspen Partners—Series A, a series of Aspen Capital Partners LP
Broadbill Investment Corp.
Columbia Capital Employee Investors III, L.L.C.
Columbia Capital Equity Partners III (AI), L.P.
Columbia Capital Equity Partners III (QP), L.P.
Columbia Capital Investors III, L.L.C.
Columbia WCS III, Inc.
Scott McKenzie Donohue
EnterAspen Limited
Oak Foundation USA, Inc.
Plus Radio, LLC
Royal Bank of Canada
The Reed Institute dba Reed College
Telecom-WCS Investors, Inc.
TKH Corp.
TKH Holdings, LLC
Total		5,500,000

(1)	Based on shares of Class A common stock outstanding as of , 2005.

We prepared this table based on the information supplied to us by the selling securityholders named in the table. Unless otherwise disclosed in this section, no selling securityholder has indicated that it has held any position or office or had any other material relationship with us or our affiliates during the past three years. The selling securityholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their shares since the date as of which the information is presented in the above table.

Information concerning the selling securityholders may change from time to time and any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders may, from time to time, sell any or all of their shares of our Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling securityholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our Class A common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling securityholder. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of our Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our Class A common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

The selling securityholders also may transfer the shares of our Class A common stock in other circumstances (including, without limitation, in connection with a distribution of the shares to their limited partners, members or stockholders in the case of a selling securityholder which is a limited partnership, limited liability company or corporation), in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of our Class A common stock from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares of our Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholders have advised us that the acquisition of their securities is in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of our Class A common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of our Class A common stock by any selling securityholder. If we are notified by any selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our Class A common stock, if required, we will file a supplement to this prospectus. If the selling securityholders use this prospectus for any sale of the shares of our Class A common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our Class A common stock and activities of the selling securityholders.

LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus have been passed upon for us by Hogan & Hartson L.L.P.

EXPERTS

The consolidated financial statements and schedule of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 4, 2005;

•	Our Proxy Statement, filed with the SEC on April 18, 2005;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed with SEC on May 5, 2005;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, filed with the SEC on August 5, 2005;

•	Our Current Reports on Form 8-K, filed with the SEC on:

•	January 7, 2005;

•	February 28, 2005;

•	March 1, 2005;

•	March 23, 2005;

•	March 29, 2005;

•	May 10, 2005;

•	June 9, 2005;

•	July 13, 2005;

•	August 5, 2005; and

•	The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on September 23, 1999, including any amendment or report filed for the purpose of updating this description.

In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, DC 20002

Attn: Investor Relations

(202) 380-4000

Our reports and amendments filed with the SEC can be accessed free of charge, through our website at http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning us and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the locations listed in the first paragraph under this heading.

You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

References in this prospectus to the terms “we,” “our” or “us” or other similar terms mean XM Satellite Radio Holdings Inc. and its subsidiaries.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$22,412
Printing and engraving fees	5,000
Legal fees and expenses	5,000
Blue Sky fees and expenses	5,000
Accountant’s fees and expenses	5,000
Miscellaneous expenses	5,000
Total	$47,412

Item 15. Indemnification of Directors and Officers

Section 145 of Delaware General Corporation Law permits indemnification of officers and directors of our company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation law.

Article Ninth of our Restated Certificate of Incorporation and Article VI, Section 1 of our Bylaws provide that we shall indemnify our directors and officers and any such directors and officers serving at our request as a director, officer, employee or agent of another entity to the fullest extent not prohibited by the Delaware General Corporation Law. The bylaws also provide that we may, but shall not be obligated to, maintain insurance, at our expense, for the benefit of our company and of any person to be indemnified. In addition, we have entered or will enter into indemnification agreements with our directors and officers that provide for indemnification in addition to the indemnification provided in our Bylaws. The indemnification agreements contain provisions that may require our company, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of our company or other entities to which they provide service at the request of our company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our Restated Certificate of Incorporation provides that a director shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived any improper personal benefit

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Item 16. Exhibits

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on August 5, 2005.

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Hugh Panero
Hugh Panero
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero and Joseph Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ HUGH PANERO Hugh Panero	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2005

/S/ GARY M. PARSONS Gary M. Parsons	Chairman of the Board of Directors	August 5, 2005

/S/ JOSEPH J. EUTENEUER Joseph J. Euteneuer	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2005

/S/ NATHANIEL A. DAVIS Nathaniel A. Davis	Director	August 5, 2005

/S/ THOMAS J. DONOHUE Thomas J. Donohue	Director	August 5, 2005

/S/ EDDY W. HARTENSTEIN Eddy W. Hartenstein	Director	August 5, 2005

George W. Haywood	Director	August 5, 2005

/S/ CHESTER A. HUBER, JR. Chester A. Huber, Jr.	Director	August 5, 2005

/S/ JOHN MENDEL John Mendel	Director	August 5, 2005

/S/ JOHN MENDEL Jarl Mohn	Director	August 5, 2005

/S/ PIERCE J. ROBERTS, JR. Pierce J. Roberts, Jr.	Director	August 5, 2005

/S/ JACK SHAW Jack Shaw	Director	August 5, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of registrant’s Registration Statement on Form S-1 (Reg. No. 333-83619)).

4.1.1	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the registrant’s Registration Statement on Form S-3 (Reg. No. 333-89132)).

4.1.2	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.6 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2003).

4.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 12, 2003).

4.3	Form of Certificate for the registrant’s shares of Class A common stock (incorporated by reference to Exhibit 3 to the registrant’s Registration Statement on Form 8-A, filed with the SEC on September 23, 1999).

5.1	Opinion of Hogan & Hartson L.L.P. concerning the legality of the securities offered hereunder.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).